Sales Report:Supplement No. 9 dated Aug 10, 2010 to Prospectus dated Jul 26, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 26, 2010 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 26, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 467592
This series of Notes was issued and sold upon the funding of the borrower loan #43830, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%	Auction start date:	Jul-26-2010
				Auction end date:	Aug-02-2010

Starting lender yield:	27.00%	Starting borrower rate/APR:	28.00% / 30.35%	Starting monthly payment:	$165.45
Final lender yield:	27.00%	Final borrower rate/APR:	28.00% / 30.35%	Final monthly payment:	$165.45

Auction yield range:	16.93% - 27.00%	Estimated loss impact:	20.57%
Lender servicing fee:	1.00%	Estimated return:	6.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:	Basic (1-10): 5 Enhanced (1-5): 2	First credit line:	Dec-1991	Debt/Income ratio:	39%
Credit score:	620-639 (Jul-2010)	Inquiries last 6m:	4	Employment status:	Full-time employee
Now delinquent:	0	Current / open credit lines:	25 / 18	Length of status:	7y 5m
Amount delinquent:	$0	Total credit lines:	83	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$20,573	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	91%
		Homeownership:	Yes
Screen name:	mom1973	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	33 ( 100% )	620-639 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	640-659 (Aug-2009) 640-659 (Jul-2009) 620-639 (Jun-2008)
Principal balance:	$1,231.83	31+ days late:	0 ( 0% )
Total payments billed:	33
Description
3rd loan with Prosper
Purpose of loan:
This loan will be used to?to pay of several small loans and credit cards with higher interest rates.

My financial situation:
I am a good candidate for this loan because?this is my third loan with prosper and in the last 33 payments of I have always been on time.? I feel that my prosper rating of HR is not appropriate since I have never been late in almost 3 years worth of payments.? I have recently paid off some small loans and I am working on paying off some other credit cards.? I feel I am a great credit risk as my job is secure as a teacher.? I have been in the teaching field for the last 13 years.?

Monthly net income: $ 3400

Monthly expenses: $
??Housing: $ 1050
??Insurance: $ 80.00
??Car expenses: $ 412
??Utilities: $ 200
??Phone, cable, internet: $ 145
??Food, entertainment: $ 300
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 400
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

CommunityArts_Non-profit	$25.00	$25.00	7/26/2010 3:14:14 PM
MStackIV	$84.12	$84.12	7/27/2010 10:53:48 AM
BeanCownter	$150.00	$150.00	7/27/2010 8:00:28 PM
jhouman	$25.00	$25.00	7/29/2010 10:36:48 AM
Kash2010lu	$35.00	$35.00	7/30/2010 8:46:49 AM
drcoop	$25.00	$25.00	7/30/2010 2:30:25 PM
Moe87	$25.00	$25.00	7/31/2010 5:45:06 AM
jhouman	$25.00	$25.00	7/31/2010 4:20:26 PM
Kash2010lu	$25.00	$25.00	7/31/2010 7:21:22 PM
Jeffro123456	$29.89	$29.89	7/31/2010 7:37:35 PM
UCLA4life	$25.00	$25.00	7/31/2010 11:19:32 PM
lucrative-coin	$47.78	$47.78	8/1/2010 3:03:58 PM
truth-gondola5	$25.00	$25.00	8/1/2010 6:34:30 PM
JustMee	$25.00	$25.00	8/1/2010 1:26:28 PM
timepassport	$50.00	$50.00	8/1/2010 11:58:13 PM
zxr	$25.00	$25.00	8/2/2010 7:28:37 AM
exchange-cowbell5	$75.00	$75.00	8/2/2010 8:23:29 AM
niq4soccer	$25.00	$25.00	8/2/2010 8:27:10 AM
MTF	$50.00	$50.00	8/2/2010 8:19:21 AM
Bekim	$30.00	$30.00	8/2/2010 9:28:24 AM
Aberdeen	$400.00	$400.00	8/2/2010 7:16:47 AM
exchange-cowbell5	$50.00	$50.00	8/2/2010 8:19:37 AM
dough-rocket	$50.00	$50.00	8/2/2010 8:37:06 AM
samseth	$25.00	$25.00	8/2/2010 9:22:28 AM
eboomer2611	$25.00	$25.00	8/2/2010 9:23:35 AM
nilonc1	$75.00	$75.00	7/29/2010 4:05:30 PM
entreprenooner	$25.00	$25.00	7/30/2010 10:49:55 AM
RainyDayFunds	$25.00	$25.00	7/30/2010 12:48:30 PM
kindness-venture1	$25.00	$25.00	7/30/2010 2:40:23 PM
zone6	$100.00	$100.00	7/30/2010 7:15:38 PM
bunnybear	$30.00	$30.00	7/30/2010 11:13:27 PM
atomantic	$25.00	$25.00	7/31/2010 5:47:47 PM
nickel-position	$50.00	$50.00	8/1/2010 10:51:03 AM
GlenBank	$100.00	$100.00	8/1/2010 8:41:38 AM
gpuck	$25.00	$25.00	8/1/2010 2:28:54 PM
DasMula	$2,900.00	$1,541.93	8/2/2010 7:12:49 AM
Aberdeen	$400.00	$400.00	8/2/2010 7:16:48 AM
Bob450	$28.00	$28.00	8/2/2010 8:00:06 AM
Vans1975	$55.00	$55.00	8/2/2010 9:24:19 AM
djkaiser	$28.28	$28.28	8/2/2010 9:34:12 AM
moola-accelerator6	$25.00	$25.00	8/2/2010 7:25:11 AM
integrity-broker	$25.00	$25.00	8/2/2010 9:47:25 AM
fairness-atmosphere	$40.00	$40.00	8/2/2010 7:53:34 AM
43 bids
Borrower Payment Dependent Notes Series 469184
This series of Notes was issued and sold upon the funding of the borrower loan #43895, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Jul-30-2010
				Auction end date:	Aug-02-2010

Starting lender yield:	31.00%	Starting borrower rate/APR:	32.00% / 35.65%	Starting monthly payment:	$174.22
Final lender yield:	30.00%	Final borrower rate/APR:	31.00% / 34.63%	Final monthly payment:	$172.00

Auction yield range:	10.93% - 31.00%	Estimated loss impact:	11.56%
Lender servicing fee:	1.00%	Estimated return:	18.44%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Aug-1999	Debt/Income ratio:	17%
Credit score:	720-739 (Jul-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	16 / 16	Length of status:	0y 10m
Amount delinquent:	$0	Total credit lines:	37	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,331	Stated income:	$100,000+
Delinquencies in last 7y:	42	Bankcard utilization:	93%
		Homeownership:	Yes
Screen name:	tenacious-gold0	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Advance on Homebuyer Credit Refund
Purpose of loan:
Advance on tax credit to pay for upcoming wedding.

I will provide ample proof of income & employment upon request.? I?am also happy to?provide any other documentation or information requested.? ?I'm a 100% guaranteed safe investment.?

My financial situation:
In the past year, I passed the bar exam, started a new job, bought a house, and now I'm getting married.?? After diligently squirreling money away into my wedding fund?for a year, I took $8,000 out savings account and used it for the down payment on a house.? I was supposed to close on?the house in?May, leaving plenty of time to amend my tax return and get the $8,000?homebuyer?credit before the wedding.???Unfortunately, the recent Nashville flood delayed everything by about 2 months, and now I?have no hope of getting my refund check in time for the wedding.? My?poor college student days?killed my credit, but I've been on a mission since then to get on my own two feet.? Here I am, I just need one?more push over this last hump.??I have cut down the wedding budget as much as possible, and I am still?going to be?about $4,000?short.

Monthly net income: $ 7,000

Monthly expenses: $4,758

??Housing: $2100?I pay the mortgage,?my fiance pays all the other bills (car, phone, cable, utilities, internet).??
??Insurance:?$18 life ins.
??Car expenses:?0?
? Utilities:?0
??Phone, cable, internet:?0
??Food, entertainment: $500
??Clothing, household expenses $500
??Credit cards and other loans: $1600 in student loans
??Other expenses: $40 gas
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Why were your utilities and internet expenses zero? - beakerfish
A: I do not pay any internet or utility bills. My fiance and I bought a house together, but since I make over 3 times what he makes, I pay the whole mortgage myself, and he pays all the small bills (utilities, internet, car insurance). (Jul-31-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Comoparklender	$40.00	$40.00	7/30/2010 10:19:09 AM
propertytransformer	$30.00	$30.00	7/30/2010 10:19:02 AM
treasure-bliss	$100.00	$100.00	7/30/2010 10:27:56 AM
speedy-point	$25.00	$25.00	7/30/2010 10:40:55 AM
balance-handshake7	$25.00	$25.00	7/30/2010 10:46:41 AM
Rattlehead	$25.00	$25.00	7/30/2010 10:48:23 AM
igotmoney	$25.00	$25.00	7/30/2010 10:49:58 AM
porwestco	$25.00	$25.00	7/30/2010 10:52:10 AM
Cre8iveCash	$25.00	$25.00	7/30/2010 10:53:16 AM
puifais	$25.00	$25.00	7/30/2010 10:45:00 AM
reward-adventure	$30.00	$30.00	7/30/2010 10:46:06 AM
loyalist1	$50.00	$50.00	7/30/2010 11:01:59 AM
personal-lender	$25.00	$25.00	7/30/2010 10:51:27 AM
mtp	$50.00	$50.00	7/30/2010 11:03:55 AM
TheYellowDart	$25.00	$25.00	7/30/2010 11:10:12 AM
WalnutCreekguy	$25.00	$25.00	7/30/2010 11:12:21 AM
authoritative-platinum7	$25.00	$25.00	7/30/2010 11:09:04 AM
shrewd-truth1	$25.00	$25.00	7/30/2010 11:13:34 AM
affluence-tycoon	$25.00	$25.00	7/30/2010 12:12:33 PM
reflective-rupee	$25.00	$25.00	7/30/2010 1:20:16 PM
zorg77	$25.00	$25.00	7/30/2010 12:09:25 PM
reflective-rupee	$25.00	$25.00	7/30/2010 1:20:07 PM
reflective-rupee	$25.00	$25.00	7/30/2010 1:20:41 PM
smart-gain	$41.20	$41.20	7/30/2010 2:39:43 PM
SolarMoonshine	$500.00	$500.00	7/30/2010 3:10:45 PM
booOST	$132.03	$132.03	7/30/2010 9:39:26 PM
ComputerCash25	$25.00	$25.00	7/30/2010 9:45:07 PM
kaykarun	$25.00	$25.00	7/31/2010 3:06:07 PM
mohara25	$125.00	$125.00	7/31/2010 1:54:28 PM
Havana21	$25.00	$25.00	7/31/2010 4:48:54 PM
investment-forte	$25.00	$25.00	8/1/2010 5:39:06 AM
BeanCownter	$100.00	$100.00	8/1/2010 9:09:27 AM
cablenews	$25.00	$25.00	8/1/2010 1:49:23 PM
the-silver-blaster	$50.00	$50.00	8/1/2010 6:36:14 PM
truth-gondola5	$57.00	$57.00	8/1/2010 6:40:21 PM
BenOrt	$25.00	$25.00	8/2/2010 5:36:40 AM
kind-bill-supporter	$50.00	$50.00	8/2/2010 7:39:56 AM
ferocious-exchange3	$25.00	$25.00	8/2/2010 8:55:01 AM
wwwUniversal	$25.00	$25.00	8/2/2010 9:05:17 AM
JohnSmallberries	$25.00	$25.00	8/2/2010 10:33:10 AM
chkrvrty	$25.00	$25.00	8/2/2010 10:16:07 AM
kmavm	$25.00	$25.00	8/2/2010 12:52:04 PM
Cybercusp	$25.00	$25.00	8/2/2010 12:56:02 PM
giarc225	$25.00	$25.00	8/2/2010 2:05:51 PM
DasMula	$25.00	$25.00	8/2/2010 2:52:27 PM
somebody32	$25.00	$25.00	7/30/2010 10:19:20 AM
bambampk	$26.00	$26.00	7/30/2010 10:19:05 AM
principal-mermaid	$300.00	$300.00	7/30/2010 10:25:05 AM
copper	$30.00	$30.00	7/30/2010 10:22:03 AM
Artist_Blue	$25.00	$25.00	7/30/2010 10:22:53 AM
simplelender80	$50.00	$50.00	7/30/2010 10:43:09 AM
metro457	$40.00	$40.00	7/30/2010 10:43:39 AM
asiaratt	$50.00	$50.00	7/30/2010 10:45:25 AM
poeman	$25.00	$25.00	7/30/2010 10:45:55 AM
patriot897	$25.00	$25.00	7/30/2010 10:47:07 AM
worthy-bid8	$50.00	$50.00	7/30/2010 10:47:27 AM
AF-Chief	$28.00	$28.00	7/30/2010 10:49:25 AM
enthusiastic-balance5	$50.00	$50.00	7/30/2010 10:48:42 AM
kidsskipp	$25.00	$25.00	7/30/2010 10:44:50 AM
tech310	$75.00	$75.00	7/30/2010 10:55:04 AM
bulabula	$25.00	$25.00	7/30/2010 11:06:11 AM
newgroom422	$25.00	$25.00	7/30/2010 11:14:21 AM
pembull	$25.00	$25.00	7/30/2010 11:25:33 AM
orange-courageous-dedication	$30.00	$30.00	7/30/2010 11:18:09 AM
the-productive-agreement	$25.00	$25.00	7/30/2010 11:18:55 AM
orange-preeminant-bill	$100.00	$100.00	7/30/2010 11:37:29 AM
reflective-rupee	$25.00	$25.00	7/30/2010 1:20:51 PM
diplomatic-wealth7	$25.00	$25.00	7/30/2010 12:10:02 PM
reflective-rupee	$25.00	$25.00	7/30/2010 1:20:30 PM
reflective-rupee	$25.00	$15.77	7/30/2010 1:21:04 PM
balanced-bill7	$50.00	$50.00	7/30/2010 2:59:19 PM
Kash2010lu	$25.00	$25.00	7/31/2010 8:39:07 AM
penny-plato	$50.00	$50.00	7/31/2010 8:08:02 PM
auction-seeker	$25.00	$25.00	8/1/2010 6:25:48 AM
soulful-truth	$100.00	$100.00	8/1/2010 8:52:18 AM
the-purposeful-principal	$25.00	$25.00	8/1/2010 7:19:14 AM
inspiring-reward	$100.00	$100.00	8/1/2010 10:54:27 AM
richrobe	$25.00	$25.00	8/1/2010 4:44:27 PM
squarebob	$25.00	$25.00	8/1/2010 5:03:05 PM
MetraLynn	$25.00	$25.00	8/1/2010 2:12:12 PM
cash-spark3	$25.00	$25.00	8/2/2010 3:04:19 AM
radforj22	$25.00	$25.00	8/2/2010 8:40:55 AM
cestesV	$50.00	$50.00	8/2/2010 9:41:21 AM
new-peso-concerto	$75.00	$75.00	8/2/2010 9:50:02 AM
AlexTrep	$25.00	$25.00	8/2/2010 10:32:35 AM
nickel-position	$50.00	$50.00	8/2/2010 1:46:43 PM
nickel-position	$25.00	$25.00	8/2/2010 1:46:28 PM
87 bids
Borrower Payment Dependent Notes Series 469524
This series of Notes was issued and sold upon the funding of the borrower loan #43889, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Aug-02-2010
				Auction end date:	Aug-09-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 33.56%	Starting monthly payment:	$41.09
Final lender yield:	18.45%	Final borrower rate/APR:	19.45% / 25.22%	Final monthly payment:	$36.88

Auction yield range:	10.93% - 26.50%	Estimated loss impact:	11.24%
Lender servicing fee:	1.00%	Estimated return:	7.21%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Sep-2001	Debt/Income ratio:	17%
Credit score:	680-699 (Aug-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	1y 2m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,399	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	2	Bankcard utilization:	33%
		Homeownership:	No
Screen name:	wellenater	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off last credit card
Purpose of loan:
This loan will be used to pay off my last credit card.

My financial situation:
I am a good candidate for this loan because I have more than enough income to pay this loan off early. I want to raise my credit score and prove to prosper lenders that I am a good borrower.? I plan to gain the trust from prosper lenders and refinance my auto loan in the future after I pay off my credit card. I'm working my way up the credit score ladder by tackling the highest interest debts first.

Monthly net income:
$2,400 from employer????
$650 rental?income
$3,950 net income

Monthly expenses: $2,445?
??Housing: $680
??Insurance: $85
??Car expenses: $650?
??Utilities: $120
??Phone, cable, internet: $90
??Food, entertainment: $300?
??Credit cards and other loans: $100?
??Student Loans: $335
? Furniture Loan: $85

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

durable-economy2	$25.00	$25.00	8/2/2010 11:33:16 AM
4mydaughterseducation	$25.00	$25.00	8/5/2010 6:19:18 PM
rockhound84	$25.00	$25.00	8/6/2010 2:08:47 PM
maccpro1	$50.00	$50.00	8/7/2010 12:46:13 AM
peaceful-farmer	$25.00	$25.00	8/7/2010 6:22:43 AM
Leopoldine	$25.00	$25.00	8/7/2010 11:16:16 AM
KarmaBum77	$31.74	$31.74	8/8/2010 9:36:05 AM
psanders75	$25.00	$25.00	8/8/2010 4:51:00 PM
Kyileo	$25.00	$25.00	8/8/2010 4:05:30 PM
dhumil	$50.00	$50.00	8/8/2010 10:10:58 AM
CASSHMAN	$50.00	$50.00	8/8/2010 7:06:51 PM
JGuide	$26.00	$26.00	8/9/2010 10:51:54 AM
SolarMoonshine	$25.00	$25.00	8/2/2010 4:07:48 PM
Phatt-Daddy	$100.00	$90.10	8/6/2010 12:26:12 PM
order-bee1	$150.00	$150.00	8/6/2010 1:18:08 PM
shellstar	$25.00	$25.00	8/6/2010 2:08:51 PM
quiggles	$25.00	$25.00	8/7/2010 7:04:31 AM
FundMaker	$25.00	$25.00	8/7/2010 8:34:30 AM
madamlulu	$50.00	$50.00	8/7/2010 9:32:09 PM
pathcrx	$27.16	$27.16	8/8/2010 12:34:47 PM
friendinmoney	$25.00	$25.00	8/8/2010 6:30:45 PM
srs1325	$25.00	$25.00	8/9/2010 9:41:07 AM
wild-orange	$25.00	$25.00	8/9/2010 10:06:12 AM
BeanCownter	$50.00	$50.00	8/9/2010 10:40:24 AM
loanman2007	$50.00	$50.00	8/9/2010 10:35:47 AM
FLA-	$25.00	$25.00	8/9/2010 10:11:41 AM
26 bids
Borrower Payment Dependent Notes Series 468603
This series of Notes was issued and sold upon the funding of the borrower loan #43849, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%	Auction start date:	Jul-27-2010
				Auction end date:	Aug-03-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$269.21
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 38.06%	Final monthly payment:	$269.21

Auction yield range:	13.93% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Sep-1997	Debt/Income ratio:	30%
Credit score:	660-679 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	7y 7m
Amount delinquent:	$0	Total credit lines:	30	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,042	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	17	Bankcard utilization:	96%
		Homeownership:	Yes
Screen name:	top-wonderous-openness	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Medical and CC's Help
This loan will be used to? consolidate 2 high interest rate credit cards, and to pay for an expensive dental procedure that isn't covered by insurance.

I am a good candidate for this loan because... I have a good job, and I'm a hard worker with a bright future, but have struggled lately with unexpected medical bills, and a slowing economy. I haven't been late on a bill for 5 years, and have worked hard to improve my credit. The past delinquencies were a result of not being able to find a job after I graduated college, 8 years ago. The monthly payment on a Prosper loan is much lower than the minimum payment on the 2 credit cards I want to consolidate, and as a result it'll be easy for me to pay back this loan.

Monthly Net Income: $2600
Monthly Expenses:
Housing=$450
Insurance=$65
Car=$365
Utilities=$75
Phone/Cable=$85
Food=$100
Clothing=$75
Credit Cards=$580

Thank you for your consideration. I promise I'll make good on my debt to you, not matter what the rate might be. Again, thank you.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

kmr2	$100.00	$100.00	7/27/2010 12:54:35 PM
saffron4	$25.00	$25.00	7/27/2010 12:54:56 PM
108lender	$75.00	$75.00	7/27/2010 12:56:01 PM
financial-frenzy	$25.00	$25.00	7/27/2010 12:52:47 PM
PatRichi	$25.00	$25.00	7/27/2010 12:55:33 PM
shrewd-deal	$25.00	$25.00	7/27/2010 1:01:06 PM
lostontheedge	$25.00	$25.00	7/27/2010 12:58:48 PM
jeffreyd81	$25.00	$25.00	7/27/2010 12:59:41 PM
a-truth-upholder	$50.00	$50.00	7/27/2010 1:00:20 PM
enigma1337	$50.00	$50.00	7/27/2010 1:00:49 PM
MissionMicroFinance	$25.00	$25.00	7/27/2010 1:04:33 PM
nrowland	$25.00	$25.00	7/27/2010 1:03:11 PM
honorable-yield	$35.00	$35.00	7/27/2010 1:05:30 PM
simplelender80	$50.00	$50.00	7/27/2010 1:04:49 PM
magnolia161	$25.00	$25.00	7/27/2010 1:04:55 PM
investorRE	$30.00	$30.00	7/27/2010 1:04:23 PM
tsquared_030	$25.00	$25.00	7/27/2010 1:05:10 PM
garenyth	$50.00	$50.00	7/27/2010 1:05:36 PM
bountiful-durability	$50.00	$50.00	7/27/2010 1:05:51 PM
vkorichkov	$25.00	$25.00	7/27/2010 1:07:30 PM
IntrepidInvestment	$50.00	$50.00	7/27/2010 1:07:09 PM
metro457	$40.00	$40.00	7/27/2010 1:06:51 PM
marketplace-cello5	$25.00	$25.00	7/27/2010 1:08:26 PM
MicroPod	$25.00	$25.00	7/27/2010 1:08:07 PM
payment-gusto	$25.00	$25.00	7/27/2010 1:10:23 PM
hope-hickory	$25.00	$25.00	7/27/2010 1:12:15 PM
platinum-rapture6	$50.00	$50.00	7/27/2010 1:13:09 PM
puifais	$25.00	$25.00	7/27/2010 1:11:12 PM
zorg77	$25.00	$25.00	7/27/2010 1:13:56 PM
sjlnn	$25.00	$25.00	7/27/2010 1:14:11 PM
kmavm	$25.00	$25.00	7/27/2010 1:12:05 PM
punctual-worth	$25.00	$25.00	7/27/2010 1:12:55 PM
ideal-platinum1	$50.00	$50.00	7/27/2010 1:14:58 PM
sharkm	$35.00	$35.00	7/27/2010 1:15:59 PM
skro	$25.00	$25.00	7/27/2010 1:15:21 PM
asiaratt	$50.00	$50.00	7/27/2010 1:16:12 PM
ChrisTJ	$25.00	$25.00	7/27/2010 1:15:32 PM
Rogesparkguy	$25.00	$25.00	7/27/2010 1:18:49 PM
Elbanko	$25.00	$25.00	7/27/2010 1:17:08 PM
point-shooter	$25.00	$25.00	7/27/2010 1:20:27 PM
asset-professor	$25.00	$25.00	7/27/2010 1:19:24 PM
oldmora	$50.00	$50.00	7/27/2010 1:19:27 PM
moola-man	$25.00	$25.00	7/27/2010 1:22:59 PM
onlyinchicago	$25.00	$25.00	7/27/2010 1:21:47 PM
calkidd05	$25.00	$25.00	7/27/2010 1:20:28 PM
Trevor_C	$50.00	$50.00	7/27/2010 1:22:29 PM
balance-handshake7	$25.00	$25.00	7/27/2010 1:23:35 PM
ChuckieG	$50.00	$50.00	7/27/2010 1:22:45 PM
reward-adventure	$30.00	$30.00	7/27/2010 1:23:25 PM
green-moola-sniffer	$50.00	$50.00	7/27/2010 1:22:02 PM
Phantom99	$25.00	$24.18	7/27/2010 1:24:08 PM
treasure-bliss	$100.00	$100.00	7/27/2010 1:23:37 PM
Asailorman	$25.00	$25.00	7/27/2010 1:23:42 PM
SolarMoonshine	$25.00	$25.00	7/27/2010 3:36:48 PM
green-rapid-openness	$50.00	$50.00	7/28/2010 1:30:01 AM
lean-ore9	$25.00	$25.00	7/29/2010 4:38:05 AM
selfmademan	$25.00	$25.00	7/29/2010 10:46:24 AM
AlexTrep	$25.00	$25.00	7/29/2010 3:49:43 PM
ComputerCash25	$25.00	$25.00	7/29/2010 5:59:02 PM
unger	$50.00	$50.00	7/29/2010 7:20:32 PM
lean-ore9	$25.00	$25.00	7/29/2010 7:39:09 PM
AdamsWay	$25.00	$25.00	7/29/2010 8:44:13 PM
bright-exchange	$25.00	$25.00	7/30/2010 7:52:23 AM
BrighterSuns	$25.00	$25.00	7/30/2010 2:49:49 PM
oath163	$100.00	$100.00	7/31/2010 12:52:44 PM
Bob450	$30.00	$30.00	7/31/2010 6:27:16 PM
P3P-Career-Coach	$50.00	$50.00	7/31/2010 6:38:26 PM
dws2380	$25.00	$25.00	8/1/2010 6:44:26 PM
BeanCownter	$50.00	$50.00	8/1/2010 7:44:31 PM
back-scratchers	$25.00	$25.00	8/1/2010 7:14:07 PM
MikeyZ2008	$49.00	$49.00	8/2/2010 10:33:21 AM
aliasqalias	$25.00	$25.00	8/2/2010 11:34:23 AM
cforell	$26.02	$26.02	8/2/2010 12:38:31 PM
ice518	$46.41	$46.41	8/2/2010 2:40:25 PM
Cybercusp	$25.00	$25.00	8/2/2010 12:57:55 PM
feedpaulyfaster	$25.00	$25.00	8/2/2010 4:39:11 PM
FASTIZIO_P	$25.00	$25.00	8/2/2010 4:06:12 PM
joefoolz	$25.00	$25.00	8/2/2010 7:48:01 PM
social-zebra	$25.00	$25.00	8/3/2010 7:37:12 AM
Leshan	$33.33	$33.33	8/3/2010 7:42:15 AM
moola-monger9	$45.91	$45.91	8/3/2010 10:27:12 AM
Investoman	$50.00	$50.00	8/3/2010 10:58:30 AM
MONEY_IN_THE_BANK	$25.00	$25.00	8/3/2010 11:08:51 AM
gshx2	$36.00	$36.00	8/3/2010 11:18:58 AM
speedy-point	$25.00	$25.00	7/27/2010 12:59:27 PM
wwwUniversal	$25.00	$25.00	7/27/2010 12:58:23 PM
loan-master996	$50.00	$50.00	7/27/2010 12:58:37 PM
BadgerWI	$25.00	$25.00	7/27/2010 1:00:14 PM
cnovak	$25.00	$25.00	7/27/2010 1:02:58 PM
copper	$30.00	$30.00	7/27/2010 1:01:24 PM
Fahrquar	$25.00	$25.00	7/27/2010 1:01:27 PM
investment-star	$50.00	$50.00	7/27/2010 1:08:56 PM
catomaior	$25.00	$25.00	7/27/2010 1:09:53 PM
GiantAardvark	$25.00	$25.00	7/27/2010 1:08:41 PM
SeaDevil	$25.00	$25.00	7/27/2010 1:11:24 PM
ITExec	$100.00	$100.00	7/27/2010 1:09:27 PM
gizzywump	$25.00	$25.00	7/27/2010 1:11:52 PM
love_what_you_do	$25.00	$25.00	7/27/2010 1:12:00 PM
Schu	$50.00	$50.00	7/27/2010 1:12:39 PM
kidsskipp	$25.00	$25.00	7/27/2010 1:10:30 PM
Interstate_Rate	$250.00	$250.00	7/27/2010 1:13:41 PM
anton	$150.00	$150.00	7/27/2010 1:14:24 PM
schoolchamp	$25.00	$25.00	7/27/2010 1:15:13 PM
Gladglide	$30.00	$30.00	7/27/2010 1:16:00 PM
Tasmir	$25.00	$25.00	7/27/2010 1:16:10 PM
principal-mermaid	$300.00	$300.00	7/27/2010 1:16:15 PM
moola-wildebeest3	$25.00	$25.00	7/27/2010 1:16:30 PM
special-currency6	$25.00	$25.00	7/27/2010 1:14:51 PM
KHU2-B	$25.00	$25.00	7/27/2010 1:18:28 PM
phoko	$25.00	$25.00	7/27/2010 1:15:50 PM
jasmarc	$25.00	$25.00	7/27/2010 1:17:58 PM
money-bauble	$100.00	$100.00	7/27/2010 1:18:24 PM
TCayce	$25.00	$25.00	7/27/2010 1:18:44 PM
villagers	$25.00	$25.00	7/27/2010 1:20:33 PM
divedude	$25.00	$25.00	7/27/2010 1:21:00 PM
zippy-interest	$25.00	$25.00	7/27/2010 1:21:28 PM
mooshoe	$25.00	$25.00	7/27/2010 1:20:03 PM
poeman	$25.00	$25.00	7/27/2010 1:23:15 PM
nycloan	$25.00	$25.00	7/27/2010 1:23:22 PM
NOLALEND	$25.00	$25.00	7/27/2010 1:21:55 PM
bonus-tent	$50.00	$50.00	7/27/2010 1:22:33 PM
top-courteous-peso	$25.00	$25.00	7/27/2010 1:32:18 PM
green-rapid-openness	$50.00	$50.00	7/28/2010 1:29:37 AM
lostviajero	$25.00	$25.00	7/28/2010 10:06:26 AM
wowlender	$25.00	$25.00	7/29/2010 1:10:41 PM
interstellar	$50.00	$50.00	7/29/2010 4:22:28 PM
loss-of-control	$25.00	$25.00	7/29/2010 6:55:02 PM
ChrisKwan	$25.00	$25.00	7/30/2010 11:32:36 AM
chato2345	$35.00	$35.00	7/30/2010 4:57:48 PM
Pu239	$60.00	$60.00	7/31/2010 7:38:26 AM
sassykatty	$50.00	$50.00	7/31/2010 9:47:57 AM
AdamsWay	$25.00	$25.00	7/31/2010 12:21:50 PM
payment-halo	$25.00	$25.00	7/31/2010 1:21:12 PM
kindness-venture1	$25.00	$25.00	8/1/2010 4:09:50 AM
worthy-bid4	$25.00	$25.00	8/1/2010 7:48:17 AM
bold-direct-asset	$25.00	$25.00	8/1/2010 10:04:18 AM
income-rocker2	$100.00	$100.00	8/2/2010 6:12:00 AM
new-peso-concerto	$75.00	$75.00	8/2/2010 10:11:49 AM
AnthonyPierreFund	$25.00	$25.00	8/2/2010 10:18:39 AM
CACO_Bank	$25.00	$25.00	8/2/2010 10:59:24 AM
CarlosCespedes	$25.02	$25.02	8/2/2010 10:11:07 AM
loyalty-channel5	$25.00	$25.00	8/2/2010 10:59:18 AM
liberty-injector	$50.00	$50.00	8/2/2010 1:40:42 PM
IwillHuntUdown	$35.00	$35.00	8/2/2010 6:41:51 PM
YoungTaxMan	$25.00	$25.00	8/2/2010 7:57:45 PM
realtormoises	$25.00	$25.00	8/2/2010 9:17:16 PM
VikingLender	$25.00	$25.00	8/3/2010 5:44:31 AM
ramst41	$100.00	$100.00	8/2/2010 9:49:58 PM
listing-bada-bing	$50.00	$50.00	8/2/2010 9:04:36 PM
umfan123	$25.00	$25.00	8/3/2010 6:41:11 AM
tcbmc	$49.13	$49.13	8/3/2010 9:17:24 AM
fascinating-social1	$25.00	$25.00	8/3/2010 12:12:52 PM
shrimper	$25.00	$25.00	8/3/2010 11:43:45 AM
2152	$25.00	$25.00	8/3/2010 12:24:59 PM
154 bids
Borrower Payment Dependent Notes Series 469245
This series of Notes was issued and sold upon the funding of the borrower loan #43833, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%	Auction start date:	Jul-30-2010
				Auction end date:	Aug-06-2010

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.26%	Starting monthly payment:	$80.32
Final lender yield:	24.75%	Final borrower rate/APR:	25.75% / 29.27%	Final monthly payment:	$80.32

Auction yield range:	10.93% - 24.75%	Estimated loss impact:	10.41%
Lender servicing fee:	1.00%	Estimated return:	14.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Aug-1993	Debt/Income ratio:	32%
Credit score:	760-779 (Jul-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	16 / 12	Length of status:	23y 6m
Amount delinquent:	$0	Total credit lines:	36	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$15,083	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	41%
		Homeownership:	Yes
Screen name:	fairness-igloo1	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	10 ( 100% )	760-779 (Latest)
Principal borrowed:	$10,000.00	< 31 days late:	0 ( 0% )	740-759 (Jun-2010) 760-779 (Aug-2009)
Principal balance:	$7,201.68	31+ days late:	0 ( 0% )
Total payments billed:	10
Description
Outrun The Stagecoach
Purpose of loan:
This loan will be used to advertise website (outrunthestagecoach.com) in high profile places (like runnersworld) that will be used to:

1) Raise money to pay down principal of my mortgage faster.
2) Refer people to Prosper who have good credit and no equity in their homes.

My financial situation:
I am in the process of getting loan payment from Stagecoach (Wells Fargo) modified.
From research I have been doing, it appears that getting a loan modified with Stagecoach is not the path I want to go down.
If I can generate enough income with this site I can pay down the mortgage and other debts so that they become manageble and avoid BK (I don't feel right about going down this path either?- especially with the investors who were kind enough to fund my first loan).

Monthly net income: $ 5,300 (verifiable)

Monthly expenses: $
??Housing: $ 1811 (in second year of 10 year i/o then 20 years fixed at 6.5%)
??Insurance: $ 96
??Car expenses: $ 100
??Utilities: $ 230
??Phone, cable, internet: $ 208
??Food, entertainment: $ 500
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 1450
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, how will this website generate income? Thanks. - interest88
A: It is set up to look like a road race, but will clearly state that is is an alternative to the President's HARP/HAMP plan which comes up short. I hope to make income by three ways. 1) Donations in the form of an 'entry' 2) Selling some stuff at bargain prices. and this should be the main source of income. 3) Refer people who could use a loan with no collateral required to Prosper. (Aug-01-2010)
Q: Why haven't you registered the domain? - Threeseventeen
A: I just did a few minutes ago. It will probably be ready tomorrow. (Aug-02-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

copper	$30.00	$30.00	7/30/2010 10:21:55 AM
transaction-circuit	$25.00	$25.00	7/30/2010 10:22:10 AM
Artist_Blue	$25.00	$8.25	7/30/2010 10:22:39 AM
durable-economy2	$25.00	$25.00	7/30/2010 10:26:52 AM
mercuriant	$25.00	$25.00	7/30/2010 11:36:18 AM
five-star-note	$35.00	$35.00	7/30/2010 12:04:21 PM
sportcraft18	$50.00	$50.00	7/30/2010 4:51:09 PM
donenzo	$25.00	$25.00	7/31/2010 6:42:15 AM
Kash2010lu	$25.00	$25.00	7/31/2010 8:31:27 AM
GS-ROCK	$25.00	$25.00	8/1/2010 6:14:08 AM
market-pudding	$25.00	$25.00	8/1/2010 4:45:38 AM
grammaspurse	$25.00	$25.00	8/1/2010 11:24:30 AM
AEH_Now	$25.00	$25.00	8/1/2010 2:38:07 PM
chkrvrty	$25.00	$25.00	8/2/2010 10:16:13 AM
wwwUniversal	$25.00	$25.00	8/2/2010 10:27:59 PM
autonomous-truth	$25.00	$25.00	8/3/2010 12:56:38 PM
five-star-investment1	$25.00	$25.00	8/4/2010 9:30:14 AM
Ven58	$25.00	$25.00	8/4/2010 9:09:03 AM
willinvest	$25.00	$25.00	8/5/2010 3:02:20 PM
Madmigel	$77.98	$77.98	8/5/2010 5:55:15 PM
Free-the-usa-1776	$25.00	$25.00	8/6/2010 3:06:40 AM
prodigy525	$25.00	$25.00	8/6/2010 5:27:06 AM
Mikale360	$25.00	$25.00	8/6/2010 6:44:36 AM
NekHoldings	$25.00	$25.00	8/6/2010 8:34:15 AM
favorite-commerce	$25.00	$25.00	8/6/2010 7:47:57 AM
JGuide	$30.00	$30.00	8/6/2010 10:06:56 AM
five-star-note	$75.00	$75.00	7/30/2010 11:30:09 AM
loyalist1	$100.00	$100.00	7/30/2010 12:08:32 PM
WealthBuildingLessons	$175.00	$175.00	7/30/2010 11:41:49 AM
JustMee	$25.00	$25.00	7/30/2010 3:29:17 PM
rmpedi33	$75.00	$75.00	7/31/2010 3:24:28 PM
Reliance_Banker	$25.00	$25.00	7/31/2010 2:15:07 PM
hidavehi	$55.00	$55.00	7/31/2010 6:29:12 PM
peb44	$25.00	$25.00	8/1/2010 6:50:55 AM
peso-aggregator	$25.00	$25.00	8/1/2010 12:08:44 PM
lucrative-coin	$50.00	$50.00	8/1/2010 2:39:01 PM
JohnSmallberries	$25.00	$25.00	8/2/2010 10:12:24 AM
point-enforcer	$25.00	$25.00	8/2/2010 9:13:18 AM
autonomous-truth	$25.00	$25.00	8/2/2010 10:32:01 AM
Credit2Prosper	$25.00	$25.00	8/2/2010 10:32:32 AM
truth-gondola5	$50.00	$50.00	8/2/2010 11:17:54 AM
Joshua_E	$25.00	$25.00	8/3/2010 11:16:30 AM
balanced-balance6	$32.00	$32.00	8/4/2010 7:58:32 AM
attractive-fund	$50.00	$50.00	8/4/2010 10:53:13 AM
capital-kingdom	$25.00	$25.00	8/5/2010 11:26:12 AM
mckhbnpc	$30.00	$30.00	8/5/2010 4:03:21 PM
Moe87	$25.00	$25.00	8/5/2010 5:35:44 PM
Leshan	$25.00	$25.00	8/5/2010 6:02:04 PM
hidavehi	$26.77	$26.77	8/5/2010 7:48:58 PM
prominence8	$25.00	$25.00	8/5/2010 7:20:09 PM
stevenm8	$25.00	$25.00	8/6/2010 12:14:13 AM
fabulous-community4	$200.00	$200.00	8/6/2010 9:36:13 AM
52 bids
Borrower Payment Dependent Notes Series 469329
This series of Notes was issued and sold upon the funding of the borrower loan #43827, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%	Auction start date:	Aug-02-2010
				Auction end date:	Aug-09-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$189.99
Final lender yield:	24.95%	Final borrower rate/APR:	25.95% / 29.47%	Final monthly payment:	$169.11

Auction yield range:	16.93% - 34.00%	Estimated loss impact:	19.74%
Lender servicing fee:	1.00%	Estimated return:	5.21%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Aug-1990	Debt/Income ratio:	Not calculated
Credit score:	680-699 (Jul-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	9	Current / open credit lines:	4 / 3	Length of status:	25y 11m
Amount delinquent:	$0	Total credit lines:	48	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$108	Stated income:	$0
Delinquencies in last 7y:	12	Bankcard utilization:	21%
		Homeownership:	No
Screen name:	ECS--INVESTMENTS-AND-LOANS	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 4	On-time:	13 ( 100% )	680-699 (Latest)
Principal borrowed:	$15,900.00	< 31 days late:	0 ( 0% )	660-679 (Feb-2010) 660-679 (Jul-2009) 720-739 (Apr-2009) 700-719 (Sep-2008)
Principal balance:	$0.04	31+ days late:	0 ( 0% )
Total payments billed:	13
Description
5TH PROSPER LOAN PAID NEVER LATE
Purpose of loan:
This loan will be used to? home improvment

My financial situation:
I am a good candidate for this loan because? 5th loan paid off over 15.0000 thousand in prosper loan never late.Over 25 years in the plumbing which i own? for over 25 years..trying to improved my credit score which just jump up another 20 points.Working for 700 and up. thanks .

Monthly net income: $ 6000

Monthly expenses: $
??Housing: $ paid off
??Insurance: $ 500
??Car expenses: $ paid off
??Utilities: $ 500
??Phone, cable, internet: $ 300
??Food, entertainment: $ 500
??Clothing, household expenses $ 100
??Credit cards and other loans: $?200
??Other expenses: $ 100
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Looking at your past history it looks like you are taking out Prosper loans and paying them off immediatley. Why are you doing that? Just to raise your credit score? It is bad form, speaking as a lender, because there is no return and $ is tied up - cbivitz
A: Hello Cbivitz in regards to your question you do make money off my loans due to the high apr rate just paid 100s in interest in my last loan. better then loans paying out low apr rates. And i do get these loans to help build my credit just like you did with the last loan you recived for a 1000 to help your credit score.I will keep this loan for a year if not longer if the rates go down which was funded in less then two days.Thanks for all the bids Regards to all (Aug-05-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

alexgalt	$100.00	$100.00	8/2/2010 11:41:04 AM
CoolPlexer	$25.00	$25.00	8/3/2010 6:31:04 PM
loanman2007	$100.00	$100.00	8/4/2010 6:38:06 AM
Dark_Helmet	$45.00	$45.00	8/6/2010 10:39:21 AM
leverage-britches	$25.00	$25.00	8/6/2010 9:24:01 PM
TecMula	$25.00	$25.00	8/7/2010 8:24:40 AM
satwarystium	$25.00	$25.00	8/7/2010 11:31:15 AM
Johnab	$25.00	$25.00	8/7/2010 8:58:50 AM
motivator72	$25.00	$25.00	8/7/2010 3:58:36 PM
Phatt-Daddy	$250.00	$250.00	8/8/2010 5:47:16 AM
Starfin-Capital-Management	$150.00	$150.00	8/8/2010 6:44:41 AM
Socorro_Capital_Partners	$25.00	$25.00	8/8/2010 9:12:32 AM
lender12345	$25.00	$25.00	8/8/2010 8:02:20 PM
Starfin-Capital-Management	$100.00	$100.00	8/8/2010 8:06:04 PM
coldfuzion	$50.00	$50.00	8/8/2010 12:50:52 PM
NELI	$200.00	$200.00	8/9/2010 12:39:19 AM
benefit-javelin	$58.43	$58.43	8/9/2010 5:40:00 AM
JGuide	$401.99	$401.99	8/9/2010 6:22:28 AM
RecoveryLender	$25.00	$25.00	8/9/2010 6:26:16 AM
enthralling-investment	$40.00	$40.00	8/9/2010 6:28:03 AM
loan-eagle9	$25.00	$25.00	8/9/2010 7:14:06 AM
McDeeter	$25.00	$25.00	8/9/2010 8:31:28 AM
ProModelA	$39.94	$39.94	8/9/2010 9:09:31 AM
credit-missile	$38.03	$38.03	8/9/2010 9:12:16 AM
lendstats_com	$200.00	$200.00	8/9/2010 8:00:16 AM
privatebankerva	$25.00	$25.00	8/9/2010 8:14:14 AM
McDeeter	$25.00	$25.00	8/9/2010 8:31:16 AM
snm2001	$50.00	$50.00	8/9/2010 10:05:19 AM
Moe87	$25.00	$25.00	8/9/2010 10:28:23 AM
AdamsWay	$50.00	$50.00	8/9/2010 10:31:18 AM
NELI	$100.00	$100.00	8/9/2010 11:12:48 AM
BrighterSuns	$25.00	$25.00	8/9/2010 9:12:00 AM
FinanceEngine	$30.00	$30.00	8/9/2010 9:32:37 AM
Nerdster1	$25.02	$25.02	8/9/2010 11:00:24 AM
Leopoldine	$25.00	$25.00	8/9/2010 11:02:36 AM
exchange-cowbell5	$100.00	$100.00	8/2/2010 9:38:39 PM
loanman2007	$100.00	$100.00	8/3/2010 1:09:08 PM
Firescreek	$25.00	$25.00	8/6/2010 6:58:37 AM
paul1	$25.00	$25.00	8/6/2010 8:56:40 PM
Leshan	$100.00	$100.00	8/6/2010 11:16:26 PM
maccpro1	$50.00	$50.00	8/7/2010 12:43:56 AM
debt-legend	$25.00	$25.00	8/7/2010 12:46:12 PM
surferracerskaterboy	$50.00	$50.00	8/7/2010 5:08:28 PM
dammage	$28.58	$28.58	8/8/2010 5:05:37 AM
peso-aggregator	$44.00	$44.00	8/8/2010 9:19:15 AM
bughead	$25.00	$25.00	8/8/2010 12:54:15 PM
marwadi-62	$200.00	$200.00	8/8/2010 6:27:55 PM
ZLyons	$25.00	$25.00	8/8/2010 9:15:07 PM
clemclan	$25.00	$25.00	8/8/2010 10:51:26 PM
ddoneday	$30.00	$30.00	8/8/2010 9:05:50 PM
prominence8	$45.00	$45.00	8/8/2010 11:24:22 PM
credit-missile	$25.00	$25.00	8/9/2010 12:23:12 AM
dad0805	$25.00	$25.00	8/9/2010 5:13:23 AM
Bob450	$30.00	$30.00	8/9/2010 7:34:49 AM
Littlepeng	$25.00	$25.00	8/9/2010 7:45:31 AM
Kash2010lu	$25.00	$25.00	8/9/2010 6:42:08 AM
Rearden_Steel	$25.00	$25.00	8/9/2010 7:28:34 AM
KaChingInvestments	$25.00	$25.00	8/9/2010 5:10:12 AM
payment-halo	$25.00	$25.00	8/9/2010 7:23:21 AM
hawk357	$25.00	$25.00	8/9/2010 9:04:45 AM
carrinel	$53.99	$53.99	8/9/2010 9:27:38 AM
credit-missile	$75.00	$75.00	8/9/2010 9:14:03 AM
matthewa	$25.00	$25.00	8/9/2010 9:42:20 AM
SolarMoonshine	$25.00	$25.00	8/9/2010 9:47:47 AM
Starfin-Capital-Management	$200.00	$200.00	8/9/2010 10:13:43 AM
TheCashTeam	$32.52	$20.02	8/9/2010 11:18:05 AM
bold-investment-glider	$70.00	$70.00	8/9/2010 11:21:19 AM
pathcrx	$25.00	$25.00	8/9/2010 9:59:50 AM
carrinel	$100.00	$100.00	8/9/2010 10:21:14 AM
Rabid_Dove	$25.00	$25.00	8/9/2010 11:04:30 AM
wealth-multiplier	$25.00	$25.00	8/9/2010 11:18:48 AM
71 bids
Borrower Payment Dependent Notes Series 469383
This series of Notes was issued and sold upon the funding of the borrower loan #43892, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,750.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.7%	Auction start date:	Aug-02-2010
				Auction end date:	Aug-09-2010

Starting lender yield:	20.90%	Starting borrower rate/APR:	21.90% / 25.33%	Starting monthly payment:	$295.58
Final lender yield:	17.00%	Final borrower rate/APR:	18.00% / 21.35%	Final monthly payment:	$280.18

Auction yield range:	7.93% - 20.90%	Estimated loss impact:	8.09%
Lender servicing fee:	1.00%	Estimated return:	8.91%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Nov-2000	Debt/Income ratio:	Not calculated
Credit score:	760-779 (Jul-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	0y 6m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,479	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	honestman4u	Borrower's state:	Ohio	Borrower's group:	Liberty United Financial
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 3	On-time:	65 ( 100% )	760-779 (Latest)
Principal borrowed:	$15,800.00	< 31 days late:	0 ( 0% )	740-759 (Sep-2008) 760-779 (Feb-2008) 740-759 (Jan-2007) 740-759 (Nov-2006)
Principal balance:	$4,363.73	31+ days late:	0 ( 0% )
Total payments billed:	65
Description
Want to Make Money? A Sure Bet!
Purpose of loan:
This loan will be used to consolidate some bigger purchases that I have had upcoming from credit card payments and to?invest some upfront for the year?through ira's.

My financial situation:
I had to re-list this due to my employment status changing and I had not changed it in the previous listing.? Again, the Prosper score does not indicate my true commitment to this loan, it will be re-paid...check my history...your estimated loss is 0%, guaranteed!

I am a good candidate for this loan because I have very little monthly expenses by living at home.? I have also used prosper before, so you can see I am extremely reliable.??I always pay my bills on time and have a tremendous credit score.? I have never had deliquent accounts or anything like that.? If you invest in this loan, you will make money and it will be paid back, guaranteed!

Any questions, please let me know.

Thank you for looking, investing,?and happy bidding!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: what are your current fixed income and expenses? - beakerfish
A: This is on average-fluctuates month to month by about 300 Income: 2100/month Expenses/month: Car: Insurance/Gas/Maintenance: 200 Food: 70 Insurance:80 Miscellaneous:200 Investments: 300 (Aug-04-2010)
Q: Hi, Can you please list your income and a breakdown of your expenses. TY MM - Mr-Miracle
A: This is on average-fluctuates month to month by about 300 Income: 2100/month Expenses/month: Car: Insurance/Gas/Maintenance: 200 Food: 70 Insurance:80 Miscellaneous:200 Investments: 300 (Aug-04-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Aberdeen	$400.00	$400.00	8/2/2010 12:42:20 PM
Aberdeen	$500.00	$500.00	8/2/2010 12:51:13 PM
Aberdeen	$500.00	$500.00	8/2/2010 12:51:12 PM
Payout_Assured	$25.00	$25.00	8/2/2010 4:47:28 PM
tranquil-revenue	$100.00	$100.00	8/2/2010 11:26:41 PM
Chesterite	$75.00	$75.00	8/3/2010 12:21:28 PM
cbivitz	$150.00	$150.00	8/4/2010 7:33:58 PM
Sol_Invictus	$25.00	$25.00	8/5/2010 5:39:59 AM
AdamBertocci	$25.00	$25.00	8/5/2010 8:47:38 AM
jhouman	$25.00	$25.00	8/5/2010 4:56:19 PM
CASSHMAN	$50.00	$50.00	8/5/2010 8:58:01 PM
peaceful-farmer	$50.00	$50.00	8/7/2010 6:12:14 AM
brondero	$100.00	$100.00	8/7/2010 6:07:33 AM
DRA-Properties	$25.00	$25.00	8/7/2010 7:22:47 AM
Mindful7	$25.00	$25.00	8/7/2010 8:30:53 AM
justice-magnate	$25.00	$25.00	8/7/2010 9:23:56 AM
gilbrear	$25.00	$25.00	8/7/2010 10:04:59 AM
dammage	$30.00	$30.00	8/7/2010 12:29:26 PM
cashhelp	$50.00	$50.00	8/7/2010 2:23:18 PM
loss-of-control	$50.00	$50.00	8/7/2010 6:56:53 PM
Moe87	$100.00	$100.00	8/7/2010 8:21:37 PM
Moe87	$25.00	$25.00	8/7/2010 8:13:52 PM
economy-popcorn	$25.00	$25.00	8/8/2010 12:06:48 PM
jhouman	$25.00	$25.00	8/8/2010 5:28:55 PM
loaningmoneybyme	$25.51	$25.51	8/8/2010 7:50:09 PM
MattProsper	$60.00	$60.00	8/8/2010 1:03:33 PM
madamlulu	$50.00	$50.00	8/8/2010 1:51:45 PM
boomer5	$25.00	$9.07	8/9/2010 2:16:02 AM
clemclan	$25.00	$25.00	8/8/2010 10:52:09 PM
Moe87	$500.00	$500.00	8/8/2010 6:11:38 PM
gpuck	$25.00	$25.00	8/8/2010 6:37:25 PM
ChoiceInvestments	$25.00	$25.00	8/9/2010 7:53:56 AM
MStackIV	$50.00	$50.00	8/9/2010 8:29:43 AM
Mr-Miracle	$25.00	$25.00	8/8/2010 9:51:48 PM
Moe87	$500.00	$500.00	8/9/2010 4:28:38 AM
abnvette	$25.00	$25.00	8/9/2010 8:52:21 AM
credit-missile	$53.42	$53.42	8/9/2010 9:10:40 AM
dollar-authority	$200.00	$200.00	8/9/2010 10:05:46 AM
vigilance-searcher	$25.00	$25.00	8/9/2010 10:33:03 AM
jimmya	$38.06	$38.06	8/9/2010 10:35:06 AM
JGuide	$26.51	$26.51	8/9/2010 10:42:37 AM
cupcake9	$25.00	$25.00	8/9/2010 9:10:05 AM
KrauseVentures	$25.00	$25.00	8/9/2010 10:11:27 AM
gochargers	$35.00	$35.00	8/9/2010 10:18:42 AM
reflective-rupee	$25.00	$25.00	8/9/2010 10:39:31 AM
Aberdeen	$400.00	$400.00	8/2/2010 12:42:19 PM
Aberdeen	$400.00	$400.00	8/2/2010 12:49:40 PM
Aberdeen	$400.00	$400.00	8/2/2010 12:51:35 PM
Aberdeen	$400.00	$400.00	8/2/2010 12:51:33 PM
Reliance_Banker	$25.00	$25.00	8/2/2010 2:09:44 PM
JustMee	$25.00	$25.00	8/2/2010 5:47:00 PM
MoneyForNothing	$73.85	$73.85	8/2/2010 8:25:24 PM
tranquil-revenue	$200.00	$200.00	8/2/2010 11:26:06 PM
Paxman84	$25.00	$25.00	8/4/2010 11:43:25 AM
wlm3012	$25.00	$25.00	8/5/2010 9:06:29 AM
myidear	$25.00	$25.00	8/5/2010 12:38:33 PM
Moe87	$50.00	$50.00	8/5/2010 5:43:13 PM
LittleMingo	$30.00	$30.00	8/6/2010 1:13:39 AM
JCM_MN	$50.00	$50.00	8/6/2010 4:58:31 AM
loanman2007	$250.00	$250.00	8/6/2010 10:11:46 AM
Leshan	$72.67	$72.67	8/6/2010 11:24:35 PM
ilike2help	$35.45	$35.45	8/6/2010 10:18:51 PM
gjm6d	$25.00	$25.00	8/7/2010 6:08:21 PM
Moe87	$25.00	$25.00	8/7/2010 8:23:29 PM
djp127	$33.00	$33.00	8/7/2010 6:49:44 PM
SmartBanking	$25.00	$25.00	8/7/2010 1:33:51 PM
Moe87	$50.00	$50.00	8/7/2010 8:20:50 PM
AustinAmerica	$25.00	$25.00	8/8/2010 11:09:37 AM
Sugarmama21	$64.00	$64.00	8/8/2010 6:25:52 PM
ddoneday	$25.00	$25.00	8/8/2010 9:07:12 PM
martymaniaman	$33.46	$33.46	8/9/2010 6:05:53 AM
chameleon125	$125.00	$125.00	8/9/2010 7:58:11 AM
Starfin-Capital-Management	$300.00	$300.00	8/8/2010 8:00:45 PM
MrCoffee	$25.00	$25.00	8/9/2010 7:18:23 AM
ZLyons	$25.00	$25.00	8/8/2010 9:19:31 PM
faithful-steward	$25.00	$25.00	8/9/2010 9:15:20 AM
exact-peso2	$25.00	$25.00	8/9/2010 9:57:02 AM
leverage-britches	$30.00	$30.00	8/9/2010 10:26:12 AM
BeanCownter	$100.00	$100.00	8/9/2010 10:38:56 AM
credit-missile	$50.00	$50.00	8/9/2010 9:10:02 AM
UBOtto186	$50.00	$50.00	8/9/2010 11:04:03 AM
81 bids